EXHIBIT 10.5

PRIVATE AND CONFIDENTIAL                                         January 1, 2004
---------------------------
Mr. Wayne Maddever
CEO Reink Corp
2085 Hurontario Street
Mississauga, Ontario
L5A 4G1

                  ALL REFERENCES ARE $US UNLESS OTHERWISE NOTED

Dear Wayne:

      We understand that Reink Corp. and or its subsidiaries/affiliates (the "COMPANY") wishes to seek additional financing as well as requiring assistance in assessing and reviewing various strategic business acquisitions and/or combinations (the "INITIATIVES") that the Company might pursue.

This letter sets out the terms on which the Company has engaged Manchester Consolidated Corp. and/or it's subsidiaries ("Manchester") as its exclusive financial advisor in connection with each of these processes. These processes will be comprised of two parts:

            1.    FINANCING

            2.    MERGERS AND ACQUISITIONS

1.    FINANCING

      SCOPE OF SERVICES

      As the exclusive financial advisor to the Company, Manchester will use its best efforts to raise a minimum of $500,000 financing (equity and/or debt) for the Company. In the course of raising the funding, Manchester will assist management with the preparation of the requisite materials (including but not limited to, memoranda/business plans, financial forecasts, information circulars, prospectuses, offering memoranda and other public and internal documents).

      FEES AND EXPENSES

      As compensation for the services to be provided by Manchester, pursuant to this part of the engagement, the Company shall pay a fee equal to:

            >>    10% of the financing up to $2 million plus,
            >>    7% of financing over $2 million up to $5 million plus,
            >>    5% of financing over $5 million.

      These fees will be payable in a combination of stock and cash upon successful completion of the financing. It will be at Manchester's sole option related to the split for amount of cash and stock for received for the services.

      Any funding advanced by Manchester itself would be arranged initially as convertible debenture and will paid out, and/or converted to stock, at the time of successful financing, at the sole discretion of Manchester.


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      Where Manchester is to receive a fee under Clause 2 of this letter and is also to receive a fee under this section (1) for the financing then Manchester will be entitled to one fee being the greater of the two fees.

      In addition, the Company shall reimburse Manchester promptly upon invoice for all out-of-pocket expenses (including but not limited to reasonable fees/disbursements of counsel, printing costs, etc.) incurred by Manchester, and communicated to the Company, in connection with its engagement. These amounts will be paid by the Company promptly upon compilation by Manchester and billing, or paid directly by the Company.

2.    MERGERS AND ACQUISITIONS

      SCOPE OF SERVICES

      As the exclusive financial advisor to the Company, Manchester will use its best efforts to locate, analyse, negotiate, and close mergers, acquisitions, business combinations or similar transactions for the Company. In the course of completing the services, Manchester will assist management with the preparation of the requisite materials (including but not limited to, memoranda/business plans, financial forecasts, information circulars, prospectuses, offering memoranda and other public and internal documents).

      FEES AND EXPENSES

      As compensation for the services to be provided by Manchester, pursuant to this part of the engagement, should the Company close an acquisition or merger as a result of Manchester's Services, Manchester will be paid a fee as follows:

            >>    12% of the transaction valued at under $5 million plus
            >>    7% of the transaction valued between $5 million to $10 million
            >>    4% of the transaction valued over $10 million

      To further clarify, the transaction value will be the full fair market value placed on the company or business being acquired. Manchester will be paid up to 50% of this fee in cash with the balance in stock. The amount of cash paid will be solely at Manchester's discretion.

3.    TERM

      Either party to this agreement may terminate this agreement upon 9 (nine) months written notice to the other party. The terms and conditions of this agreement, and the rights and obligations of the Company and Manchester, shall survive the termination of this engagement.

4.    INFORMATION

      The Company shall provide, or cause to be provided, to Manchester on a timely basis all information in its possession (or that it might reasonably obtain) that may be relevant to this engagement including, without limitation, corporate, financial and operating data, information, reports, opinions, valuations, appraisals and advice relating to the Company and its subsidiaries. Additionally, the Company shall provide Manchester with access to the officers, directors, accountants, counsel, consultants and auditors of the Company and its subsidiaries.


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      The Company shall ensure that any information provided to Manchester is complete, accurate and not misleading and does not omit any material information. The Company also shall ensure that Manchester is advised on a timely basis of any change in the information previously provided to Manchester. Manchester shall be entitled to rely upon and assume (without independent verification) the completeness and accuracy of all information that is available from public sources and of all information provided to it by or on behalf of the Company. Manchester shall have no obligation to verify the completeness or accuracy of any such information and shall have no liability for its use of such information or any errors that it contains or any omission from it.

5.    COURT OR REGULATORY PROCEEDINGS

      The Company shall advise Manchester promptly of any request from any applicable regulatory authority (including any stock exchange) for any material information, a meeting or hearing relating to the Company or that otherwise might reasonably be expected to be relevant to the engagement of Manchester. If requested by the Company, representatives of Manchester will testify or provide reasonable support services to the Company before any governmental commission or regulatory authority (including any stock exchange) or court. The testimony and support services provided by representatives of Manchester will be confined to matters relating to the services performed under this engagement. The Company shall pay Manchester for the time spent by its personnel in connection with these proceedings at normal per diem rates. The Company shall reimburse Manchester for its reasonable out-of-pocket costs, charges and expenses (and those of its Representatives) incurred in connection with those proceedings. Any such amounts are in addition to any other amounts that are payable pursuant to this engagement.

6.    CONFIDENTIALITY

      Manchester and each of its Representatives will keep confidential all information furnished to it by the Company in connection with this engagement. All such information that is provided to Manchester will be used by Manchester only in connection with its engagement. Manchester will control the dissemination of such information and restrict its dissemination to those of its Representatives who need to know it for the purposes of this engagement and only after the recipient has been advised of the confidential nature of that information. Manchester will use its reasonable best efforts to cause its Representatives to adhere to the same confidentiality requirements as are applicable to Manchester in respect of that confidential information.

      These provisions shall not apply to any information:

            >>    the disclosure of which is approved by the Company;

            >> that is publicly available or becomes publicly available through no breach of this agreement by Manchester and/or its Representatives;

            >> that was lawfully in the possession of Manchester and/or its Representatives prior to its disclosure;

            >> that was disclosed to Manchester and/or its Representatives by a third party who, to the knowledge of Manchester, did not acquire the information under an obligation of confidentiality; or

            >> that is required to be disclosed by law, by any court of competent jurisdiction, by the policies or requirements of any regulatory agencies or to any government agency lawfully requesting same.


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7.    DISCLOSURE OF ADVICE

      The opinions, advice and materials provided by Manchester pursuant to this engagement are intended for the use of the directors and officers of the Company in considering any proposed Initiatives. The directors and officers of the Company are entitled to rely upon such opinions, advice and materials.

      Except as required by law (including pursuant to applicable published policy statements of the US securities regulatory authorities) or by any court of competent jurisdiction, the Company shall not disclose or circulate to any other person (including, without limitation, the public and the Company's current or potential lenders) any opinions, advice or other materials or manifestations of the services provided under this engagement without the prior written consent of Manchester, which consent shall not be withheld unreasonably. If any such disclosure or circulation is required, the Company shall promptly advise Manchester and such disclosure or circulation shall be made in compliance with applicable legal and regulatory requirements and in a manner acceptable to Manchester, acting reasonably.

      In no event shall Manchester bear any responsibility for the form or content of any disclosure document prepared in connection with any Initiative or relating to this engagement, other than a description of the services provided by Manchester under this engagement that may be required by law and effected in a manner approved in writing by Manchester, acting reasonably. Manchester disclaims any liability or responsibility to the Company, its directors or any other person by reason of the use, publication or distribution of, or reference to, any advice provided by Manchester or this engagement other than in accordance with this engagement.

8.    INDEMNITY

      The Company shall indemnify Manchester and its Personnel to the extent and on the terms of the indemnity attached as Schedule B (the "INDEMNITY"), the consideration for which is the entering into of this agreement. The Indemnity shall be executed and delivered to Manchester upon the execution of this agreement and shall be in addition to, and not in substitution for, any other liability that the Company or any other party may have to Manchester or its Personnel.

9.    NOTICES

      Any notice or other communication required or permitted to be given under this agreement shall be in writing and shall be sufficiently given if it is delivered personally or by telecopy as follows:

            If to the Company:

                  Reink Corp.
                  2085 Hurontario Street, Suite 300
                  Mississauga, Ontario, L5A 4G1
                  Attention: President
                  Telecopy: 905-629-7025


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            If to Manchester:

                  1221 Whiteoaks Drive
                  Mississauga, Ontario, L5J 3B8
                  Attention: Managing Director
                  Telecopy:  905-403-1217

      Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or so telecopied. Either party may change its address by notice to the other party delivered in accordance with these provisions.

10.   GOVERNING LAW

      This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to the principles of conflicts of law thereof. The parties submit unconditionally to the jurisdiction of the courts of Ontario, Canada.

11.   SURVIVAL

      The terms and conditions of this agreement and of the Indemnity shall survive the completion of the services under this engagement and notwithstanding any purported termination of this agreement. The representations, warranties, indemnity and other agreements provided to Manchester in connection with this engagement shall remain in full force and effect, regardless of any investigation made by or on behalf of Manchester.

12.   COUNTERPARTS

      This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. If the foregoing is in accordance with your understanding, please confirm such agreement by signing the enclosed duplicate of this letter in counterparts at the place indicated and returning it to the attention of the undersigned, at which time this letter shall form a valid and binding agreement between the companies.

                                        Yours very truly,


                                        By:  /s/ Anthony Pallante
                                           -------------------------------------

ACCEPTED as of the date first above written:
Reink Corp

                                        By: /s/ Wayne Maddever
                                            ------------------------------------
                                            Wayne Maddever - President,
                                            Reink Corp.


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                                   SCHEDULE A
                                    INDEMNITY

Plasma Environmental Technologies Inc. (the "COMPANY") hereby agrees to indemnify and hold Manchester Capital Incorporated and/or any of its subsidiary companies (hereinafter referred to collectively as "Manchester") and each and every of the directors, officers, employees and shareholders of Manchester (hereinafter referred to as "PERSONNEL") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against Manchester or any of its Personnel) to which Manchester and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by Manchester and its Personnel in connection with the matters referred to in the attached letter agreement, provided, however, that in no event shall this indemnity extend to indirect or consequential amounts such as lost profits and provided further that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

      (i) Manchester or its Personnel have been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance; and

      (ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were caused by the gross negligence, dishonesty or fraud referred to in (i).

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to Manchester or any of its Personnel or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by Manchester or any of its Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company, on the one hand, and Manchester or any of its Personnel, on the other hand, but also the relative fault of the Company and Manchester or any of its Personnel, as well as any relevant equitable considerations provided that the Company shall in any event contribute to the amount paid or payable by Manchester or any of its Personnel as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by Manchester hereunder.

Promptly after receipt of notice of the commencement of any legal proceeding against, or investigation of, Manchester or any of its Personnel (each, an "INDEMNIFIED PERSON") that is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, Manchester will notify the Company in writing of the commencement thereof and the Company shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the indemnified persons of any suit brought to enforce such claim; provided that the defence shall be through legal counsel acceptable to the indemnified persons acting reasonably. The indemnified persons shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified persons unless: (i) the Company fails to assume the defence of such suit on behalf of the indemnified persons within 10 business days of receiving such notice of such suit; (ii) the employment of such counsel has been authorized by the Company; or (iii) the named parties to any such suit include both the indemnified persons and the Company and an indemnified person shall have been advised by counsel that joint representation is inadvisable as a result of actual or potential conflicts of interest or the possibility of different legal defences being available to the indemnified persons than to the Company, in which case the Company shall not have the right to assume the defence of the suit on behalf of the indemnified persons but shall be liable to pay the reasonable fees and expenses of counsel for the indemnified persons. In no event, however, shall the Company be liable hereunder to pay the fees and expenses of more than one law firm in any one jurisdiction acting as counsel on behalf of all indemnified persons. Throughout the course of any legal proceeding, Manchester will, to the extent the Company has not assumed the defence of such legal proceeding and there are not actual or potential conflicts of interest between the Company and any of the indemnified persons, provide copies of all relevant documentation to the Company and keep the Company advised of the progress thereof and all significant actions proposed.


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The Company will not settle any litigation relating to Manchester's engagement hereunder unless such settlement includes an express unconditional and irrevocable release in favour of Manchester and any of its Personnel with respect to all claims asserted in such settlement.

The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Manchester and any of the Personnel. The foregoing provisions shall survive the completion of professional services rendered under the attached letter agreement or any termination of the authorization given by the attached letter agreement. The Company hereby constitutes Manchester as trustee for the Personnel of the Company's covenants under this Indemnity with respect to the Personnel and Manchester agrees to accept such trust and to hold and enforce such covenants on behalf of the Personnel.

Reink Corp.                             Manchester Consolidated Corp.


Per: /s/ Wayne Maddever                 Per: /s/ Anthony Pallante
    -------------------------------         ------------------------------------


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